UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 19, 2021

WeTrade Group Inc.
(Exact name of Company as specified in charter)

Wyoming	7374	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

No 1 Gaobei South Coast, Yi An Men 111 Block 37, Chao Yang District,

Beijing City, People Republic of China 100020

+86-135-011-76409

(Address, including zip code, and telephone number, including area code, of principal executive offices)

Wyoming Registered Agent

1621 Central Ave Cheyenne, Wyoming 82001
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 19, 2021, Mr. Donghui tendered his resignation as an independent non-executive director of the Board of Director of WeTrade Group Inc. (the “Company”), effective immediately. Mr. Wang’s resignation was not a result of any disagreement with the Company’s operations, policies or procedures.

On April 19, 2021, Mr. Biming Guo was appointed as a director of the Company to replace Mr. Wang. Mr. Guo qualifies as an independent director under rules of The Nasdaq Stock Market. He is serving as the Chair of Audit Committee and a member of the Nominating Committee of the Company.

The biographical information of Mr. Biming Guo is set forth below:

Mr. Guo has over 25 years of experience as a CPA in M&A, investment and finance. Mr. Guo now serves as the Accountant-in-Chief and Legal Representative at Jinchengfeng (Xiamen) CPA, an accounting firm in China, where he manages a team of 20 people, focusing on various NEEQ and IPO projects, as well as internal control and tax management counseling. Between April 2016 and April 2018, Mr. Guo was a Senior Auditor at Zhongxincai Guanghua CPA LLP in Beijing, China, where he spearheaded various NEEQ, IPO, internal control and tax management counseling projects. Between July 2014 and March 2016, Mr. Guo was a Project Manager at Founder Securities Co., Ltd, where he served as a financial consultant, responsible for analyzing and performing due diligence on various major assets in underwriting, restructuring, and M&A projects. Mr. Guo started his career in 1996 at Ji’an Developmental Bank, where he served for over a decade in credit risk management. Mr. Guo graduated from Nanchang University in China with a bachelor’s degree. He has been a CPA since 2004, a Certified Tax Agent since 2005, and a licensed attorney since 2010.

Mr. Guo does not have a family relationship with any director or executive officer of the Company. Mr. Guo has not been involved in any transaction with the Company during the past two years that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Guo entered into a Service Contract with the Company and agreed to receive a monthly compensation of $,2000, effective April 19, 2021 for 24 months. The employment agreement is qualified in its entirety by reference to the complete text of the agreement, which is filed hereto as Exhibits 10.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Service Contract between the Company and Biming Guo, dated April 19, 2021

99.1	Correspondence of Wang Dong Hui’s Resignation as an Independent Director of the Board of the Company, dated April 19, 2021

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WETRADE GROUP INC.

Date: April 21, 2021	By:	/s/ Pijun Liu
Pijun Liu Chief Executive Officer and Director

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